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                                                                   EXHIBIT 10.37

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

            THIS ESCROW AGREEMENT (this "Agreement") is made as of September 20, 2000 by and among Bionutrics, Inc., a corporation incorporated under the laws of the State of Nevada (the "Company"), the investors signatory hereto (each an "Investor" and together the "Investors") and Epstein Becker & Green, P.C., (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock and Warrants Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

            WHEREAS, the Investors will purchase from the Company 500,000 shares of Common Stock and Warrants, which will be issued as per the terms contained herein and pursuant to the Common Stock and Warrants Purchase Agreement, between the Company and the Investors, (the "Purchase Agreement") dated the date hereof between the Investors and the Company; and

            WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth by Sections 4(2) and/or 4(6) and/or Regulation D promulgated under the Securities Act of 1933, as amended; and

            WHEREAS, the Company and the Investors have requested that the Escrow Agent notify the Investors upon receipt of the certificates representing the Common Stock and the Warrants, and certain other closing documents specified herein;

            NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE ESCROW

            1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall receive the certificates representing the Common Stock and the Warrants, and certain other closing documents specified herein at the Closing as contemplated by the Purchase Agreement and notify the Investors of such receipt.

            1.2. At the Closing, the Company shall deliver to the Escrow Agent the certificates representing the shares of Common Stock (or at the election of each of the


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Investors, a copy of an executed letter to the Transfer Agent authorizing the release of such Common Stock) to be issued to each Investor at the Closing together with:

            (i) the original executed Registration Rights Agreement in the form of Exhibit B to the Purchase Agreement;

            (ii) Instructions to Transfer Agent in the form of Exhibit E to the Purchase Agreement;

            (iii) the original executed opinion of Greenberg Traurig, LLP in the form of Exhibit D to the Purchase Agreement;

            (iv) 10,000 shares of Common Stock issued to the Investor for its legal and escrow fees, which Common Stock shall be registered on the Registration Statement to be filed by the Company (or, at the election of each of the Investors, a copy of an executed letter to the Transfer Agent authorizing the release of such Common Stock);

            (v)   the original executed Warrant; and

            (vi)  an original counterpart of this Escrow Agreement.

            1.3. Upon receipt of the foregoing items, the Escrow Agent shall calculate and enter the exercise price on the face of the Warrant, and it shall notify the Investors to release the Purchase Price per the written instructions of the Company.

            1.4. Upon confirmation from the Company that the Purchase Price has been received, the share certificates (or, at the election of each of the Investors, a letter from the Transfer Agent), the Purchase Agreement, this Agreement, the Warrant, the Registration Rights Agreement and the opinion of counsel delivered as per instructions from the Investors and to deliver the Instructions to Transfer Agent to the Transfer Agent.

                                    ARTICLE 2

                                 MISCELLANEOUS

            2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

            2.2. Except as otherwise set forth above, all notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.


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            2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

            2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

            2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

            2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

            2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Escrow Agent.

            2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and without gross negligence or willful misconduct.

            2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

            2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.


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            2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE INVESTORS, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE INVESTORS, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE INVESTORS AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE INVESTORS AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

            2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent.

            2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

            2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.

            2.15. The Company and each Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.


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            IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of this 20th day of September, 2000.

                                    BIONUTRICS, INC.


                                    By: /s/ Ronald H. Lane
                                        ---------------------------------------
                                        Ronald Lane, Ph.D., President & CEO



                                    INVESTORS:


                                    AMRO International, S.A.



                                    By: /s/ H. U. Bachofen
                                        ---------------------------------------
                                        H.U. Bachofen, Director


                                    ESCROW AGENT:

                                    EPSTEIN BECKER & GREEN, P.C.


                                    By: /s/ Robert F. Charron
                                        ---------------------------------------
                                        Robert F. Charron, Authorized Signatory



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